UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2009

Strategic Diagnostics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-68440	56-1581761
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Pencader Drive Newark, DE		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(302) 456-6789

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 19, 2009, as described in Item 2.06 below, the Registrant issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, containing certain information regarding the Registrant’s operating results for the fourth quarter and year ended December 31, 2008.

Item 2.06	Material Impairments

The Company has concluded that it expects to record a fourth quarter non-cash after tax charge of $11.5 to $13.0 million for impairment of goodwill ($4 to $4.5 million) and recordation of a valuation allowance against deferred tax assets ($7.5 to $8.5 million).  The estimated impairment charge is driven by adverse equity market conditions that caused a decrease in current market multiples and the Registrant’s stock price as of December 31, 2008. The estimated valuation allowance against deferred tax assets is primarily due to uncertainty in overall economic conditions, which may not allow the Registrant to utilize the deferred tax assets prior to their expiration.  The charge will not result in any cash expenditures.

On February 19, 2009, the Registrant issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, describing the expected charge.

Item 9.01	Financial Statements and Exhibits

The following exhibit is being furnished with this report

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release issued on February 19, 2009

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Diagnostics Inc.

February 20, 2009	By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release issued on February 19, 2009

4